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                                                               EXHIBIT 24.1



                          INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in the Registration Statement and Prospectus of American Educational Products, Inc. of our report dated February 28, 1995, accompanying the consolidated financial statements of American Educational Products, Inc. also incorporated by reference in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.



/s/ Hein + Associates LLP

Hein + Associates LLP
Certified Public Accounts


Denver, Colorado
November 2, 1995